Exhibit 21.1

(5-31-2020)

Company Name	Place of Incorporation
Agpro (N.Z.) Limited	New Zealand
Alteco Technik GmbH	Germany
API S.p.A.	Italy
Arnette Polymers, LLC (80% JV)	Massachusetts (USA)
Carboline (Dalian) Paint Company Ltd.	China
Carboline Company	Delaware (USA)
Carboline International Corporation	Delaware (USA)
Carboline Italia S.p.A.	Italy
Carboline Norge AS	Norway
DAP Products Inc.	Delaware (USA)
Day-Glo Color Corp.	Ohio (USA)
Dryvit Holdings, Inc.	Delaware (USA)
Dryvit Systems Inc. w/Branches	Rhode Island (USA)
Ekspan Limited	England & Wales
Euclid Admixture Canada Inc.	Canada
F T Morrell and Company Limited	England & Wales
Fibergrate Composite Structures Incorporated	Delaware (USA)
First Continental Services Co.	Vermont (USA)
Flowcrete Europe Limited	England & Wales
Flowcrete Group Limited	England & Wales
Flowcrete International Ltd.	England & Wales
Flowcrete Polska Sp. zo. o.	Poland
Flowcrete Sweden AB	Sweden
Flowcrete UK Ltd.	England & Wales
GJP Holdings Limited	England & Wales
Guardian Protection Products, Inc.	Delaware (USA)
Key Resin Company	Ohio (USA)
Kirker Enterprises, Inc.	Delaware (USA)
Kirker Europe Limited	Scotland
Kop-Coat New Zealand Limited	New Zealand
Kop-Coat, Inc.	Ohio (USA)
LBG Holdings, Inc.	Delaware (USA)
Legend Brands, Inc.	Deleware (USA)
Mantrose-Haeuser Co., Inc.	Massachusetts (USA)
Martin Mathys NV	Belgium
Morrells Woodfinishes Limited	England & Wales
New Ventures (UK) Limited	England & Wales
New Ventures II (UK) Limited	England & Wales
Nudura Inc.	Canada
Profile Food Ingredients, LLC	Illinois (USA)
Radiant Color NV	Belgium
RPM Canada Company	Canada

Company Name	Place of Incorporation
RPM Canada Ventures ULC	Canada
RPM Canada, a General Partnership	Canada
RPM CH, G.P.	Delaware (USA)
RPM Consumer Group, Inc.	Delaware (USA)
RPM Europe Finance Designated Activity Company	Ireland
RPM Europe Holdco B.V.	Netherlands
RPM Funding Corporation	Delaware (USA)
RPM Holdco Corp.	Delaware (USA)
RPM Industrial Holding Company	Delaware (USA)
RPM International Inc.	Delaware (USA)
RPM Lux Enterprises S.ar.l.	Luxembourg
RPM Lux Holdco S.ar.l.	Luxembourg
RPM New Horizons C.V.	Netherlands
RPM New Horizons Italy S.r.l.	Italy
RPM New Horizons Netherlands B.V.	Netherlands
RPM Performance Coatings Group, Inc.	Delaware (USA)
RPM Ventures Netherlands B.V.	Netherlands
RPM Wood Finishes Group, Inc.	Nevada (USA)
RPOW France S.A.S.	France
RPOW UK Limited	England & Wales
RSIF International dac.	Ireland
Rust-Oleum Australia & New Zealand Pty. Ltd.	Australia
Rust-Oleum Corporation	Delaware (USA)
Rust-Oleum International, LLC	Delaware (USA)
Rust-Oleum Netherlands BV	Netherlands
Schul International	New Hampshire (USA)
Specialty Products Holding Corp.	Ohio (USA)
SPS B.V.	Netherlands
StonCor Africa (Proprietary) Ltd.	South Africa
StonCor Group Inc. w/Branches	Delaware (USA)
TCI, Inc.	Georgia (USA)
Tevco Enterprises, Inc.	New Jersey (USA)
The Euclid Chemical Company	Ohio (USA)
Tor Coatings Limited	England & Wales
Toxement, S.A.	Colombia
Tremco Barrier Solutions, Inc.	Delaware (USA)
Tremco Construction Products Group, Inc.	Delaware (USA)
Tremco CPG Netherlands B.V.	Netherlands
Tremco CPG UK Limited	England & Wales
Tremco illbruck Dis, Ticaret A.S.	Turkey
Tremco illbruck GmbH	Germany
Tremco illbruck Group GmbH	Germany
Tremco Incorporated	Ohio (USA)
Universal Sealants (U.K.) Limited	England & Wales
Viapol Ltda.	Brazil
Watco UK Limited	England & Wales
Weatherproofing Technologies, Inc.	Delaware (USA)